Exhibit 10d (ii)

FIRST AMENDMENT TO KAMAN CORPORATION

POST-2004 DEFERRED COMPENSATION PLAN

THIS AMENDMENT made by Kaman Corporation for the purpose of amending the Kaman Corporation Post-2004 Deferred Compensation Plan,
WITNESSETH:
WHEREAS, by written plan instrument effective January 1, 2005, Kaman Corporation (“Corporation”) adopted the Kaman Corporation Post-2004 Deferred Compensation Plan (“Plan”); and

WHEREAS, the Corporation reserved the right, in Section 9.2 thereof, to amend the Plan; and

WHEREAS, the Corporation now wishes to amend the Plan in the particulars set forth below; and

NOW, THEREFORE, the Corporation hereby amends the Plan as follows, effective as of January 1, 2012, in the following particulars:

1.    Section 1.3(b) is amended by the deletion of the words “who do not participate in the SERP during a Plan Year”.

1.Section 5.1 is amended by the deletion of all brackets “[ ]” wherever the same shall appear therein.

3.    The first sentence of Section 6A.1 is amended by the deletion of the words “who is not also a participant in the SERP”.

4.    The second and third sentences of Section 11.20 are amended by the deletion of the following words:

“provided, however, that the term shall not include any person who is entitled by contract to receive a payment in lieu of the supplemental deferred compensation provided for in Section 6A, including, but not limited to, retirement benefits in addition to those provided under the Pension Plan. Nevertheless, “Participant” in the Supplemental Plan established by Section 6A shall also include an employee who terminates participation in the SERP without being eligible after such termination to again participate in the SERP and who then participates in the Plan.”

5.    Section 11.33 is amended in its entirety to read as follows:
11.33 “Thrift Plan” means the Kaman Corporation Thrift and Retirement Plan, and all amendments thereto, including that certain amendment effective as of January 1, 2008, in which the Kaman Corporation Thrift and Retirement Plan was renamed the Kaman Corporation 401(k) Plan, and all subsequent amendments thereafter.

EXCEPT AS AMENDED HEREIN, the terms of the Plan as amended are confirmed and remain unchanged.

IN WITNESS WHEREOF, Kaman Corporation has caused this First Amendment to be executed on its behalf by its duly authorized officer this 20th day of February, 2012.

ATTEST:                        KAMAN CORPORATION

/s/ Candace A. Clark                By:     /s/ William C. Denninger
Candace A. Clark                    William C. Denninger
Senior Vice President, Chief Legal            Executive Vice President and Chief
Officer and Secretary                    Financial Officer